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                                                         Registration No.
==============================================================================

                            SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                               ______________________

                                      FORM S-8
                               REGISTRATION STATEMENT
                                        UNDER
                             THE SECURITIES ACT OF 1933
                             __________________________

                              AMERICAN EXPRESS COMPANY
               (Exact name of registrant as specified in its charter)

            New York                              13-4922250
     (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)            Identification No.)

                                World Financial Center
                                  200 Vesey Street
                              New York, New York 10285
                                (Address of principal
                                 executive offices)
                            _____________________________

                            1989 LONG-TERM INCENTIVE PLAN
                              (Full title of the plan)
                            _____________________________

                               LOUISE M. PARENT, ESQ.
                              Executive Vice President
                                 and General Counsel
                              American Express Company
                               World Financial Center
                                  200 Vesey Street
                              New York, New York 10285
                      (Name and address of agent for service)
                     __________________________________________

                                   (212) 640-2000
            (Telephone number, including area code, of agent for service)
                               _______________________

                           CALCULATION OF REGISTRATION FEE

==============================================================================

                                     Proposed    Proposed
                                     Maximum     Maximum
                                     Offering    Aggregate      Amount of
Title of Securities  Amount to be    Price Per   Offering       Registration
to be Registered     Registered (1)  Share (2)   Price (2)      Fee (2)
______________________________________________________________________________

Common Shares,       23,700,000      $44.69      $1,059,153,000  $365,225.17
par value $.60
per share
==============================================================================
(1) This Registration Statement also relates to such indeterminate number of additional Common Shares of Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales prices of such securities on the New York Stock Exchange on September 19, 1996. The registration fee is calculated on the basis of 1/29th of 1% of the maximum aggregate offering price.
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                                       PART II


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE

       These are hereby incorporated by reference: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, as amended on Form 10-K/A (Amendment No. 1) dated June 28, 1996; (ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; (iii) the Registrant's Current Reports on Form 8-K dated January 9, 1996, January 22, 1996, April 18, 1996, April 24, 1996 and July 22, 1996; (iv) the description of the Registrant's Common Shares, par value $.60 per share (the "Common Shares"), contained in the Registrant's Registration Statement on Form 8-A dated November 13, 1984.

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.      DESCRIPTION OF SECURITIES

             Not applicable.

ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL

      Certain legal matters with respect to the offering of the Common Shares registered hereby have been passed upon by Louise M. Parent, Esq., Executive Vice President and General Counsel of the Registrant. Ms. Parent is paid a salary by, and is a participant in various employee benefit plans offered generally to employees of, the Registrant. Ms. Parent also owns Common Shares and has options to purchase Common Shares of the Registrant.
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ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

             The Registrant's By-laws require the Registrant to indemnify its directors and officers to the fullest extent permitted by New York law. In addition, the Registrant has purchased insurance policies which provide coverage for its directors and officers in certain situations where the Registrant cannot directly indemnify such directors and officers.

ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED

             Not applicable.

ITEM 8.      EXHIBITS

   4.1 Registrant's Restated Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (File
             No. 33-43671), filed with the Commission on October 31, 1991)

   4.2 Registrant's By-laws, as amended to date (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994)

   4.3 Form of certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-3 (File No. 33-35382), filed with the Commission on June 12, 1990)

   4.4 1989 Long-Term Incentive Plan, dated April 22, 1996 (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

   5*        Opinion and consent of Louise M. Parent, Esq.

  15*        Letter re:  Unaudited Interim Financial Information

  23*        Consent of Ernst & Young LLP

  24*        Powers of Attorney


_______________________________

* Filed herewith.
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ITEM 9.      UNDERTAKINGS

       The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

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       Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                               SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 25th day of September, 1996.


                          AMERICAN EXPRESS COMPANY
                                (Registrant)


                          By /s/ Stephen P. Norman
                             _______________________
                             Stephen P. Norman
                             Secretary

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


  Name                                       Title
  ____                                       _____

        *                              Chairman, Chief Executive
- -------------------------                    Officer and Director
Harvey Golub                                 (principal executive
                                               officer)


        *                              Vice Chairman
- -------------------------                    and Chief Financial Officer
Richard Goeltz                               (principal financial
                                             officer)

        *                              Senior Vice President
- -------------------------                    and Comptroller
Daniel T. Henry                              (principal accounting
                                             officer)
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        *                              Director
- -------------------------
Daniel F. Akerson


        *                              Director
- -------------------------
Anne L. Armstrong


        *                              Director
- -------------------------
Edwin L. Artzt


        *                              Director
- -------------------------
William G. Bowen


        *                              Director
- -------------------------
David M. Culver


        *                              Director
- -------------------------
Charles W. Duncan, Jr.


        *                              Director
- -------------------------
Beverly Sills Greenough


                                       Director
- -------------------------
F. Ross Johnson


                                       Director
- -------------------------
Vernon E. Jordan Jr.


        *                              Director
- -------------------------
Drew Lewis


        *                              Director
- -------------------------
Aldo Papone

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        *                              Director
- -------------------------
Frank P. Popoff



*By: /s/Stephen P. Norman
     -------------------------
     Stephen P. Norman
     (Attorney-in-fact)



Date: September 25, 1996

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                                    EXHIBIT INDEX


       The following exhibits are filed herewith, except as noted below.


Exhibit No.                     Description
___________                     ___________

   4.1 Registrant's Restated Certificate of Incorporation, as amended to date (incorporated by reference to Exhibit 4.1 of the Registrant's Registration Statement on Form S-8 (File No. 33-43671), filed with the Commission on October 31, 1991)

   4.2 Registrant's By-laws, as amended to date (incorporated by reference to Exhibit 3.2 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994

   4.3 Form of certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-3 (File No. 33-35382), filed with the Commission on June 12, 1990)

   4.4 1989 Long-Term Incentive Plan, dated April 22, 1996 (incorporated by reference to Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

   5*              Opinion and consent of Louise M. Parent, Esq.

  15*              Letter re:  Unaudited Interim Financial Information

  23*              Consent of Ernst & Young LLP

  24*              Powers of Attorney


_______________________________

* Filed herewith.
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